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PRESS RELEASE                           FOR IMMEDIATE RELEASE
                                        Contact:  C. William Clark
                                                  President and CEO
                                        Telephone:     (513) 327-1112




                Western Ohio Financial Corporation
          Announces Third Quarter Earnings and Dividend




Springfield, Ohio, October 17, 1996 - Western Ohio Financial Corporation (NASDAQ: WOFC) parent corporation of Springfield Federal Savings Bank, Springfield, Ohio and Mayflower Federal Savings Bank, Cincinnati, Ohio today announced the company's ninth consecutive quarterly cash dividend. A dividend of $.25 cents per share will be paid for the third quarter of 1996. The dividend will be payable on November 29, 1996 to shareholders of record on November 15, 1996.

Income for the three months ended September 30, 1996 was a net loss of $166,000 compared to a net income of $616,000 for the same period in 1995. Net income for the nine months ended September 30, 1996 was $466,000 compared to $1,841,000 for the prior comparable period. These reductions are attributed primarily to a one-time expense due to a special assessment.

Recently passed Federal legislation which affects all Savings Associations nationwide, and is designed to recapitalize the Savings Association Insurance Fund (SAIF) of the FDIC resulted in a one-time charge to the company's third quarter earnings. This assessment has been recognized as of September 30, 1996. The impact on earnings before taxes was $1,069,000. This assessment is deductible for federal tax purposes. This assessment should benefit the company through lower premiums on SAIF deposits for the remainder of 1996 and future periods.

As of September 30, 1996, Western Ohio had total assets of $347,704,000, total deposits of $191,571,000, and shareholders' equity of $53,223,000.
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                WESTERN OHIO FINANCIAL CORPORATION
                      COMPARATIVE STATISTICS




                                                Sep. 30,     Dec. 31,
                                                  1996        1995
                                                --------    ---------

Total assets                                    $347,704     $231,387
Total loans, net                                 259,542      150,476
Allowance for loan and lease losses                1,423          774
Mortgage-backed securities                        53,835       45,719
Deposits                                         191,571      139,129
Borrowed funds                                    99,785       31,528
Shareholders' equity                              53,223       59,668
Book value per common share outstanding           $24.34       $25.28
Market value per share                            $19.75       $23.25



                                               For the Quarter Ended
                                                    September 30,
                                                ---------------------
                                                  1996         1995
                                                --------     --------

Net income                                         ($166)        $616
Earnings per common and
 common equivalent share                          ($0.07)       $0.25
Return on assets                                   -0.19%        1.13%
Return on equity                                   -1.25%        4.06%



                                              For the Nine Month Period
                                                 Ended September 30,
                                               -------------------------
                                                   1996          1995
                                               ------------   ----------

Net income                                           $466       $1,841
Earnings per common and
 common equivalent share                            $0.20        $0.74
Return on assets                                     0.21%        1.12%
Return on equity                                     1.10%        4.05%